STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DIANE DALMY

Job:C20140403-1055
April 3, 2014

Special Handling Instructions:
EXP/AMD 04/03/14 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20140250559-43	4/3/2014 10:02:20 AM	1	$175.00	$175.00
24 Hour Expedite	20140250559-43	4/3/2014 10:02:20 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	018565|14040318028506	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

DIANE DALMY

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number 20140250559-43
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/03/2014 10:02 AM
	Entity Number E0214492009-8

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Epcylon Technologies Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended in its entirety as follows: "The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares of common stock, par value $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value $0.001, to have such classes and preferences as the Board of Directors may determine from time to time."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69.55%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: *Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.*

This form must be accompanied by appropriate fees.